Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to the Registration Statement No. 333-212076 of our report, dated August 10, 2017 (October 6, 2017 as to the effect of the reverse stock split discussed in Note 17), relating to the financial statements of OrthoPediatrics Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

October  6, 2017